Exhibit 10.4

AMENDED AND RESTATED
BAYOU STEEL CORPORATION
2004 DIRECTORS STOCK OPTION PLAN

1.	Purpose. The purpose of the 2004 Directors Stock Option Plan (the “Plan”) of Bayou Steel Corporation (“Bayou Steel”) is to increase stockholder value and to advance the interests of Bayou Steel and its subsidiaries (collectively, the “Company”) by furnishing stock options designed to attract, retain, reward and motivate directors of the Company and to strengthen the mutuality of interests between such directors and Bayou Steel’s stockholders. Stock options consist of options to purchase shares of the common stock, $.01 par value per share, of Bayou Steel (the “Common Stock”), on terms determined under the Plan (“Stock Options”). As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Bayou Steel owns (directly or indirectly) within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby. The Plan shall be effective upon such time as the Board of Directors of Bayou Steel (the “Board”) shall approve the Plan.

2.	Administration.

a.	Composition. The Plan shall be administered by the Board or, if appointed by the Board, a committee of the Board (the “Committee”). If any of the Company’s directors who are eligible to participate pursuant to Section 3 of the Plan is an “insider” with respect to the Company under Section 16 of the Securities Exchange Act of 1934 and such a Committee is appointed to administer the Plan, the Committee shall consist of not fewer than two members of the Board, each of whom shall qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934. During any period of time when the Plan is administered by the Board, all references to the Committee shall be deemed to refer to the Board.

b.	Authority. The Committee shall have plenary authority to award Stock Options under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Stock Options (the “Stock Option Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants.

3.	Eligible Participants. Directors of the Company who are not also employees of the Company shall become eligible to receive Stock Options under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories, as the Committee deems appropriate.

4.	Shares Subject to the Plan.

a.	Number of Shares. Subject to adjustment as provided in Section 6.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferrees under the Plan shall be 42,000 shares. Each eligible director shall be granted Stock Options to acquire up to 6,000 shares under the Plan, except that the Chairman of the Board shall be granted Stock Options to acquire up to 12,000 shares.

b.	Share Counting. To the extent any shares of Common Stock covered by a Stock Option are not delivered to a participant or permitted transferee because the Stock Option is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are reacquired by the Company pursuant to rights reserved upon grant of the Stock Option, such forfeited and reacquired Shares may again be issued under the Plan; provided, however, that Shares reacquired by the Company for consideration reflecting the then Fair Market Value of such Shares shall not be available for reissuance hereunder. If the exercise price of any Stock Option granted under the Plan or the applicable withholding tax obligation is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

c.	Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

5.	Terms of Stock Options. A Stock Option is a right to purchase shares of Common Stock from Bayou Steel. Stock options granted under the Plan shall be non-qualified Stock Options and shall not be treated as Incentive Stock Options. Each Stock Option granted by the Committee under this Plan shall be subject to the following terms and conditions:

a.	Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 6.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, unless otherwise expressly permitted by the Board.

b.	Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 6.5.

c.	Duration and Time for Exercise. The term of each Stock Option shall be determined by the Committee, but may not exceed ten years. Each Stock Option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any Stock Option at any time in its discretion, in addition to the automatic acceleration of Stock Options under Section 6.10.

d.	Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted Stock Option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 6.11) of the Common Stock subject to the Stock Option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price.

e.	Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of shares of Common Stock which, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months, and which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Stock Option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares issuable under the Stock Option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; provided, however, that no exercise shall be deemed to occur until such sale occurs; or (e) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check, no shares shall be issued until the check has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a Stock Option, a participant shall have no rights as a stockholder.

f.	Initial Public Offering. Each participant shall, in the participant’s Stock Option Agreement, acknowledge and agree that he or she is obligated to cooperate with the Company and the underwriters in connection with any public offering of the Company’s securities and any transactions relating to a public offering, and shall execute and deliver any agreements and documents, including without limitation, a lock-up agreement, that may be requested by the Company or the underwriters; provided, however, that the participant shall only be required to execute such a lock-up agreement if other similarly situated directors of the Company are also required to execute such an agreement. The participant’s obligations under this Section 5.6 shall apply to any shares of Common Stock issued under the participant’s Stock Option Agreement as well as to any and all other securities of the Company or its successor for which Common Stock may be exchanged or into which Common Stock may be converted.

6.	General.

a.	Duration. Subject to Section 6.9, the Plan shall remain in effect until all Stock Options granted under the Plan have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

b.	Transferability. No Stock Options granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) if permitted by the Committee and so provided in the Stock Option Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Stock Options, or levy of attachment or similar process upon Stock Options not specifically permitted herein, shall be null and void and without effect.

c.	Effect of Termination of Service or Death. In the event that a participant ceases to be a director of the Company for any reason, including death or disability, any Stock Options may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Stock Option Agreement.

d.	Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Stock Option, require the recipient of the Stock Option, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Stock Option or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Stock Option or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Stock Option, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Stock Option shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

e.	Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Stock Options, and all limitations on the number of shares that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option and the performance objectives of any Stock Option, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

f.	Withholding.

i. If applicable, the Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

ii. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Stock Option that the right to make Elections shall not apply to such Stock Option.

g.	No Continued Service. No participant under the Plan shall have any right, because of his or her participation, to continue in the service of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

h.	Deferral Permitted. The issuance of shares of Common Stock in connection with the exercise of a Stock Option may be deferred at the option of the participant if permitted in the Stock Option Agreement.

i.	Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may materially impair, without the consent of the recipient, a Stock Option previously granted.

j.	Change of Control.

i. “Change of Control” means the occurrence of one or more of the following events:

1.	the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Bayou Steel to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a “Group of Persons”) other than an Affiliate of Bayou Steel;

2.	the consummation of any consolidation or merger of Bayou Steel with or into another corporation or other entity with the effect that the stockholders of Bayou Steel as of the date of adoption of the Plan by the Board hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the entity resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

3.	the stockholders of Bayou Steel shall approve any plan or proposal for the liquidation or dissolution of Bayou Steel; and

4.	a Person or Group of Persons (other than Bayou Steel, its management of Bayou Steel, or any of their respective Affiliates (determined prior to giving effect to the acquisitions described in this paragraph (iv)) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Bayou Steel representing a majority of the combined voting power of the then outstanding securities of Bayou Steel ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

ii. Unless otherwise provided in the Stock Option Agreement with the participant, in the event of a Change of Control, all Stock Options granted to such participant and outstanding at the time of the Change of Control shall immediately prior to the Change of Control automatically become fully vested and exercisable, all restrictions or limitations on any Stock Options shall automatically lapse and, all performance criteria and other conditions relating to the issuance of Stock Options shall be deemed to be achieved or waived by Bayou Steel without the necessity of action by any person. As used in the immediately preceding sentence, `immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the optionee to take all steps reasonably necessary (i) to exercise his or her Stock Option fully and (ii) to deal with the shares purchased or acquired under any Stock Option so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

iii. In addition to any acceleration of vesting described in Section 6.10.B hereof, no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections A(i), A(ii) or A(iii) of this Section 6.10 and no later than 30 days after a Change of Control of the type described in subsections A(iv) of this Section 6.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants, which may apply only to vested and exercisable outstanding Stock Options or to all or a portion of all outstanding Stock Options, and which may vary among Stock Options held by various participants or by any individual participant. The actions that the Committee may take are as follows:

1.	require that all or a portion of outstanding Stock Options be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Stock Options and all rights of participants thereunder shall terminate,

2.	make such equitable adjustments to Stock Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

3.	in the event of a Change of Control of the type described in Section 6.10A. (i) or (ii) where there is a successor entity to Bayou Steel (a “Corporate Transaction”) provide that such Stock Option shall be assumed by the successor entity (or parent thereof) or be replaced with a comparable option to purchase shares of the capital stock of the successor entity (or parent thereof). The determination of comparability shall be made by the Committee and its determination shall be final, binding and conclusive. Each Stock Option that is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after the Corporate Transaction to apply to the number and class of securities that would have been issuable to an optionee upon consummation of the transaction that results in the Corporate Transaction had a Stock Option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding Stock Option, provided the aggregate exercise price payable for such securities shall remain the same (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum and/or class of securities for which any one person may be granted Stock Options under the Plan per calendar year.

iv. For purposes of this Section 6.10,

1.	“Affiliate” shall mean, with respect to any specific Person, any other Person or group directly or indirectly controlling or controlled by or under direct or indirect common control with such specific Person. For the purposes of this definition, “control,” as used with respect to any Person or group of Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by agreement or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

2.	“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

k.	Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith.

              This Plan is executed effective as of the 1st day of April, 2004.

BAYOU STEEL CORPORATION By: /s/ Richard J. Gonzalez ———————————————————
Richard J. Gonzalez Vice President and Chief Financial Officer, Secretary and Treasurer